FOR IMMEDIATE RELEASE:
NVIDIA Reports Financial Results for Annual and Fourth Quarter Fiscal 2013

•	Full-year revenue increased 7.1 percent to a record $4.28 billion

•	Quarterly revenue decreased 8.1 percent sequentially to $1.11 billion; year on year, revenue was up 16.1 percent

•	Quarterly GAAP diluted EPS of $0.28, off from $0.33 in Q3; non-GAAP diluted EPS of $0.35, off from $0.39 in Q3

•	Quarterly GAAP gross margin of 52.9 percent; non-GAAP gross margin of 53.2 percent
SANTA CLARA, Calif. - Feb. 13, 2013 - NVIDIA (NASDAQ: NVDA) today reported revenue for fiscal 2013 ended Jan. 27, 2013, of a record $4.28 billion, up 7.1 percent from $4.00 billion in fiscal 2012.
GAAP earnings per share for the year were $0.90 per diluted share, a decrease of 4.3 percent from $0.94 in fiscal 2012. Non-GAAP earnings per diluted share were $1.17, down 1.7 percent from $1.19 in fiscal 2012.
During the quarter, NVIDIA repurchased $100.0 million of stock and paid a dividend of $0.075 per share, equivalent to $46.9 million.
“This year we did the best work in our company's history,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “We achieved record revenues, margins, and cash, despite significant market headwinds.
“We grew our GPU and Tegra Processor businesses.  We are sampling production silicon of the Tegra 4 platform which includes our 4G LTE modem. And we created new pillars for long term growth with Project SHIELD and NVIDIA GRID - first-of-their-kind devices that will extend our leadership in visual computing into mobile and the cloud.”

GAAP Annual Financial Comparison
(in millions except per share data)	FY13	FY12	Y/Y $	Y/Y %
Revenue	$4,280.2	$3,997.9	up $282.3	up 7.1%
Gross Margin	52.0%	51.4%	—	up 0.6 p.p.
Operating Expenses	$1,578.1	$1,408.2	up $169.9	up 12.1%
Net Income	$562.5	$581.1	down $18.6	down 3.2%
Earnings Per Share	$0.90	$0.94	down $0.04	down 4.3%

Non-GAAP* Annual Financial Comparison
(in millions except per share data)	FY13	FY12	Y/Y $	Y/Y %
Revenue	$4,280.2	$3,997.9	up $282.3	up 7.1%
Gross Margin	52.3%	51.9%	—	up 0.4 p.p.
Operating Expenses	$1,395.7	$1,245.7	up $150.0	up 12.0%
Net Income	$728.4	$734.4	down $6.0	down 0.8%
Earnings Per Share	$1.17	$1.19	down $0.02	down 1.7%

*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a contribution expense in the second quarter of fiscal 2013, a legal settlement charge in the fourth quarter of fiscal 2012, and the tax impact associated with such items.

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q4 FY13	Q3 FY13	Q4 FY12	Q/Q	Y/Y
Revenue	$1,106.9	$1,204.1	$953.2	down 8.1%	up 16.1%
Gross margin	52.9%	52.9%	51.4%	flat	up 1.5 p.p
Operating expenses	$402.0	$384.4	$367.7	up 4.6%	up 9.3%
Net income	$174.0	$209.1	$116.0	down 16.8%	up 50.0%
Earnings per share	$0.28	$0.33	$0.19	down 15.2%	up 47.4%

Non-GAAP* Quarterly Financial Comparison
(in millions except per share data)	Q4 FY13	Q3 FY13	Q4 FY12	Q/Q	Y/Y
Revenue	$1,106.9	$1,204.1	$953.2	down 8.1%	up 16.1%
Gross margin	53.2%	53.1%	52.5%	up 0.1 p.p	up 0.7 p.p
Operating expenses	$360.4	$344.8	$325.2	up 4.5%	up 10.8%
Net income	$214.9	$245.5	$158.1	down 12.5%	up 35.9%
Earnings per share	$0.35	$0.39	$0.26	down 10.3%	up 34.6%

*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a legal settlement charge in the fourth quarter of fiscal 2012, and the tax impact associated with such items.

Our outlook for the first quarter of fiscal 2014 is as follows:

•	Revenue is expected to be $940 million, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be flat relative to the prior quarter, at 52.9 percent and 53.2 percent, respectively.

•	GAAP operating expenses are expected to be approximately $430 million; non-GAAP operating expenses are expected to be approximately $395 million.

•
GAAP and non-GAAP tax rates for the first quarter and annual fiscal 2014 are both expected to be 16 percent, plus or minus one percentage point. This estimate excludes any discrete tax events that may occur during a quarter which, if realized, may increase or decrease our actual effective tax rates in such quarter.

We estimate depreciation and amortization for the first quarter to be approximately $59 million to $61 million. Capital expenditures are expected to be in the range of $55 million to $65 million.

Diluted shares for the first quarter are expected to be approximately 619 million.
Fourth Quarter Fiscal 2013 Highlights:

•	NVIDIA's customers brought three Windows RT devices to market - Asus VivoTab RT, IdeaPad Yoga 11 from Lenovo, and Microsoft Surface RT

•	NVIDIA announced Project SHIELD™, a unique Android gaming device that will ship in the second quarter of fiscal 2014

•	NVIDIA launched Tegra® 4, the world's fastest mobile SOC and the first quad-core A15 SOC

•	NVIDIA continued to drive the streaming of gaming from the cloud by signing deals with six middleware providers that will supply GRID™ gaming technology to service operators worldwide

•	NVIDIA officially launched the Tesla® K20 family of GPU accelerators, making the technology behind the world's fastest supercomputer, Titan, available to all

Dividend

NVIDIA will pay its next quarterly cash dividend of $0.075 cents per share on March 21, 2013 to all stockholders of record on February 28, 2013.

Reporting Segments
During the fourth quarter of fiscal 2013, NVIDIA began reporting two primary financial reporting segments - GPU and Tegra Processor. This change reflects the way NVIDIA is now managing its businesses internally. More information on this change is in NVIDIA's CFO Commentary.

CFO Commentary and Earnings Presentation
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, and a presentation, are available at www.nvidia.com/ir.

Conference Call and webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter fiscal 2013 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679 2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its first quarter fiscal 2014.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a contribution expense, a legal settlement charge, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

NVIDIA (NASDAQ: NVDA) awakened the world to computer graphics when it invented the GPU in 1999. Today, its processors power a broad range of products from smart phones to supercomputers. NVIDIA's mobile processors are used in cell phones, tablets and auto infotainment systems. PC gamers rely on GPUs to enjoy spectacularly immersive worlds. Professionals use them to create visual effects in movies and design everything from golf clubs to jumbo jets. And researchers utilize GPUs to advance the frontiers of science with high-performance computing. The company holds more than 5,500 issued, allowed or filed patents worldwide, including ones covering ideas essential to modern computing. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company's financial outlook for the first quarter of fiscal 2014; the company's tax rate for the first quarter and fiscal year 2014; the anticipated shipment of Project SHIELD in the second quarter; the extension of the company's visual computing expertise; the growth of the cloud and mobile markets; and the effects of the company's patents on modern computing are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended October 28, 2012. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2013 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GRID, Tegra, SHIELD and Tesla are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 27,	January 29,	January 27,	January 29,
	2013	2012	2013	2012

Revenue	$1,106,902	$953,194	$4,280,159	$3,997,930
Cost of revenue	521,300	463,181	2,053,816	1,941,413
Gross profit	585,602	490,013	2,226,343	2,056,517
Operating expenses
Research and development	298,007	266,862	1,147,282	1,002,605
Sales, general and administrative	104,022	100,834	430,822	405,613
Total operating expenses	402,029	367,696	1,578,104	1,408,218
Operating income	183,573	122,317	648,239	648,299
Interest and other income, net	2,535	2,260	13,800	15,097
Income before income tax expense	186,108	124,577	662,039	663,396
Income tax expense	12,135	8,552	99,503	82,306
Net income	$173,973	$116,025	$562,536	$581,090

Basic net income per share	$0.28	$0.19	$0.91	$0.96
Diluted net income per share	$0.28	$0.19	$0.90	$0.94

Shares used in basic per share computation	620,169	611,432	619,324	603,646
Shares used in diluted per share computation	622,018	618,599	624,957	616,371

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 27,	January 29,
	2013	2012
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,727,883	$3,129,576
Accounts receivable, net	454,252	336,143
Inventories	419,686	340,297
Prepaid expenses and other current assets	173,437	99,342
Total current assets	4,775,258	3,905,358

Property and equipment, net	576,144	560,072
Goodwill	641,030	641,030
Intangible assets, net	312,332	326,136
Other assets	107,481	120,332
Total assets	$6,412,245	$5,552,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$356,428	$335,072
Accrued liabilities and other current liabilities	619,795	594,886
Total current liabilities	976,223	929,958

Other long-term liabilities	589,321	455,807
Capital lease obligations, long term	18,998	21,439
Stockholders' equity	4,827,703	4,145,724
Total liabilities and stockholders' equity	$6,412,245	$5,552,928

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012

GAAP gross profit	$585,602	$636,658	$490,013	$2,226,343	$2,056,517
GAAP gross margin	52.9%	52.9%	51.4%	52.0%	51.4%
Stock-based compensation expense included in cost of revenue (A)	2,826	2,489	3,048	10,490	11,322
Legal settlement (B)	$—	$—	$7,300	$—	$7,300
Non-GAAP gross profit	$588,428	$639,147	$500,361	$2,236,833	$2,075,139
Non-GAAP gross margin	53.2%	53.1%	52.5%	52.3%	51.9%

GAAP operating expenses	$402,029	$384,441	$367,696	$1,578,104	$1,408,218
Stock-based compensation expense included in operating expense (A)	(32,943)	(30,580)	(32,388)	(126,172)	(125,032)
Amortization of acquisition-related intangible assets	(4,325)	(4,402)	(5,041)	(17,134)	(17,190)
Other acquisition-related costs (C)	(4,373)	(4,666)	(5,052)	(19,004)	(20,282)
Contribution expense (D)	—	—	—	(20,127)	—
Non-GAAP operating expenses	$360,388	$344,793	$325,215	$1,395,667	$1,245,714

GAAP net income	$173,973	$209,080	$116,025	$562,536	$581,090
Total pre-tax impact of non-GAAP adjustments	44,467	42,137	52,829	192,927	181,126
Income tax impact of non-GAAP adjustments	(3,507)	(5,755)	(10,718)	(27,090)	(27,810)
Non-GAAP net income	$214,933	$245,462	$158,136	$728,373	$734,406

Diluted net income per share
GAAP	$0.28	$0.33	$0.19	$0.90	$0.94
Non-GAAP	$0.35	$0.39	$0.26	$1.17	$1.19

Shares used in diluted net income per share computation	622,018	628,845	618,599	624,957	616,371

Metrics:
GAAP net cash flow provided by operating activities	$451,009	$181,485	$410,518	$824,172	$909,156
Purchase of property and equipment and intangible assets	(47,758)	(44,684)	(45,182)	(183,309)	(138,735)
Free cash flow	$403,251	$136,801	$365,336	$640,863	$770,421

Graphics Processing Unit (GPU) revenue				$3,251,712	$3,186,764
Chipset product revenue				$(24,309)	$(197,417)
GPU revenue excluding chipset products				$3,227,403	$2,989,347

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
Cost of revenue	$2,826	$2,489	$3,048	$10,490	$11,322
Research and development	$22,009	$20,056	$20,908	$82,157	$80,502
Sales, general and administrative	$10,934	$10,524	$11,480	$44,015	$44,530

(B) On February 7, 2012, the Company and Rambus entered into a licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, an additional charge of $7.3 million associated with the fair value prescribed to the settlement portion was recognized for the year ended January 29, 2012.

(C) Other acquisition-related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.
(D) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over a ten year period.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2014 Outlook

GAAP gross margin	52.9%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	53.2%

Q1 FY2014 Outlook
(In millions)
GAAP operating expenses	$430.0
Stock-based compensation expense included in operating expense	(28.0)
Amortization of acquisition-related intangible assets	(4.0)
Other acquisition-related costs (B)	(3.0)
Non-GAAP operating expenses	$395.0

(A) Represents $2.6 million of stock-based compensation expense included in cost of revenue.
(B) Other acquisition related costs are comprised primarily of compensation charges related to the acquisition of Icera, Inc. that was completed on June 10, 2011.